BBSI Reports First Quarter 2013 Financial Results

- Q1 Net Revenues Up 35% to $112 Million; Non-GAAP Gross Revenues Up 37% to $591 Million -

VANCOUVER, Washington, April 23, 2013 – Barrett Business Services, Inc. (“BBSI” or the “Company”) (NASDAQ: BBSI), a leading provider of business management solutions, reported financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Financial Summary vs. Year-Ago Quarter

•	Net revenues up 35% to $111.6 million

•	Gross revenues up 37% to $591.2 million

•	Net loss of $2.5 million or $(0.36) per diluted share compared to a net loss of $2.2 million or $(0.22) per diluted share

First Quarter 2013 Financial Results

Net revenues in the first quarter of 2013 increased 35% to $111.6 million compared to $82.4 million in the first quarter of 2012.

Total non-GAAP gross revenues in the first quarter of 2013 increased 37% to $591.2 million compared to $432.1 million in the first quarter of 2012 (see “Reconciliation of Non-GAAP Financial Measures” below). The increase is due primarily to the continued build in the Company’s co-employed client count and same-store sales growth.

Net loss for the first quarter was $2.5 million or $(0.36) per diluted share compared to a net loss of $2.2 million or $(0.22) per diluted share in the year-ago quarter. The first quarter of 2013 reflected approximately 3.0 million fewer common shares outstanding when compared to the year-ago quarter due to the Company’s repurchase of approximately 2.5 million shares from the Estate of William W. Sherertz, as well as 500,000 shares from Nancy Sherertz, on March 28, 2012. The Company historically incurs losses in the first quarter due to the higher effective payroll taxes at the beginning of each year.

On March 31, 2013, the Company’s cash, cash equivalents and marketable securities totaled $78.3 million compared to $72.4 million at December 31, 2012. At March 31, 2013, the Company had no outstanding borrowings on its revolving credit facility.

Management Commentary

“The solid momentum we built throughout 2012 continued into the first quarter of 2013, as shown by our fifth consecutive quarter of gross revenue growth greater than 30%,” said Michael Elich, president and CEO of BBSI. “This growth can be attributed to a variety of factors, including continued strength in our referral channels, our high client retention rate and the maturation of our brand in the marketplace. Given this acceleration, we will continue to prudently invest in our operational infrastructure and professional talent throughout 2013 to support a much larger organization as we grow.”

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Second Quarter 2013 Outlook

For the second quarter of 2013, the Company expects gross revenues to grow at least 28% to between $630 million and $635 million compared to $494.1 million for the second quarter of 2012. Diluted income per common share in the second quarter of 2013 is expected to range between $0.68 and $0.72 compared to $0.53 in the second quarter of 2012.

Conference Call

BBSI will host a conference call tomorrow, Wednesday, April 24, 2013 at 12:00 p.m. Eastern time (9:00 a.m. Pacific time) to discuss its financial results for the first quarter ended March 31, 2013. The Company’s president and CEO Michael Elich and CFO James Miller will host the call, followed by a question and answer period.

Date: Wednesday, April 24, 2013

Time: 12:00 p.m. Eastern time (9:00 a.m. Pacific time)

Dial-In Number: 1-877-941-4774

International: 1-480-629-9760

Conference ID: 4612603

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=104171 and via BBSI’s investor relations section of the Company's website at www.barrettbusiness.com.

A replay of the call will be available after 3:00 p.m. Eastern time on the same day through May 24, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4612603

Reconciliation of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (“GAAP”), the Company is disclosing non-GAAP gross revenues.

The Company reports its Professional Employer Service revenues on a net basis because it is not the primary obligor for the services provided by the Company’s co-employed clients to their customers. The gross revenues and cost of revenues information below, although not in accordance with GAAP, is presented for comparison purposes and because management believes such information is more informative as to the level of the Company’s business activity and more useful in managing its operations.

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	(Unaudited)
	First Quarter Ended
(in thousands)	March 31,
	2013	2012

Revenues:
Professional employer services	$561,483	$405,851
Staffing services	29,733	26,210
Total revenues	591,216	432,061
Cost of revenues:
Direct payroll costs	498,738	366,934
Payroll taxes and benefits	59,123	42,992
Workers' compensation	25,044	15,578
Total cost of revenues	582,905	425,504
Gross margin	$8,311	$6,557

A reconciliation of non-GAAP gross revenues to net revenues is as follows:

	(Unaudited)
	Three Months Ended March 31,
	Gross Revenue				Net Revenue
(in thousands)	Reporting Method		Reclassification		Reporting Method
	2013	2012	2013	2012	2013	2012
Revenues:
Professional
employer services	$561,483	$405,851	$(479,665)	$(349,639)	$81,818	$56,212
Staffing services	29,733	26,210	-	-	29,733	26,210
Total revenues	$591,216	$432,061	$(479,665)	$(349,639)	$111,551	$82,422
Cost of revenues	$582,905	$425,504	$(479,665)	$(349,639)	$103,240	$75,865

About BBSI

BBSI (NASDAQ: BBSI) is a leading provider of business management solutions, combining human resource outsourcing and professional management consulting to create a unique operational platform that differentiates it from competitors. The Company's integrated platform is built upon expertise in payroll processing, employee benefits, workers' compensation coverage, risk management and workplace safety programs, and human resource administration. BBSI's partnerships help small to mid-sized businesses improve the efficiency of their operations. BBSI works with more than 3,000 clients across all lines of business in 23 states. For more information, please visit www.barrettbusiness.com.

Forward-Looking Statements

Statements in this release about future events or performance, including gross revenues and earnings expectations for the second quarter of 2013, are forward-looking statements which involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to retain current clients and attract new clients, the availability of financing or other sources of capital, future workers' compensation claims experience, the effect of changes in the workers’ compensation regulatory environment in one or more of the Company’s primary markets, the collectability of accounts receivable, and the effect of conditions in the global capital markets on the Company’s investment portfolio, among others. Other important factors that may affect the Company’s future prospects are described in the Company’s 2012 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements are less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

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Barrett Business Services, Inc.

Condensed Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands)	2013	2012
Assets
Current assets:
Cash and cash equivalents	$48,015	$45,747
Marketable securities	18,987	16,748
Trade accounts receivable, net	70,292	63,921
Income taxes receivable	7,187	-
Prepaid expenses and other	4,036	4,854
Deferred income taxes	8,150	8,148
Total current assets	156,667	139,418
Marketable securities	11,276	9,899
Property, equipment and software, net	19,228	18,489
Restricted marketable securities and workers' compensation deposits	10,583	9,726
Other assets	3,292	3,509
Goodwill	47,820	47,820
	$248,866	$228,861

Liabilities and Stockholders' Equity
Current liabilities:
Line of credit	$-	$4,532
Accounts payable	2,482	1,995
Accrued payroll, payroll taxes and related benefits	89,493	69,568
Income taxes payable	-	272
Other accrued liabilities	468	306
Workers' compensation claims liabilities	26,084	24,541
Safety incentives liabilities	10,288	9,842
Current portion of long-term debt	220	220
Total current liabilities	129,035	111,276
Long-term workers' compensation claims liabilities	51,128	46,023
Long term debt	5,219	5,273
Deferred income taxes	10,607	10,607
Customer deposits and other long-term liabilities	1,779	1,786
Stockholders' equity	51,098	53,896
	$248,866	$228,861

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Barrett Business Services, Inc.

Consolidated Statements of Operations

	(Unaudited)
(in thousands, except per share amounts)	First Quarter Ended
	March 31,
	2013	2012
Revenues:
Professional employer service fees	$81,818	$56,212
Staffing services	29,733	26,210
Total revenues	111,551	82,422
Cost of revenues:
Direct payroll costs	22,296	19,652
Payroll taxes and benefits	59,123	42,992
Workers' compensation	21,821	13,221
Total cost of revenues	103,240	75,865
Gross margin	8,311	6,557
Selling, general and administrative expenses	11,811	9,762
Depreciation and amortization	460	348
Loss from operations	(3,960)	(3,553)
Other income, net	87	215
Loss before taxes	(3,873)	(3,338)
Benefit from income taxes	(1,324)	(1,125)
Net loss	$(2,549)	$(2,213)
Basic loss per common share	$(0.36)	$(0.22)
Weighted average basic common shares outstanding	7,022	9,875
Diluted loss per common share	$(0.36)	$(0.22)
Weighted average diluted common shares outstanding	7,022	9,875

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Company Contact:

Michael L. Elich

President and CEO

Tel 1-360-828-0700

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

BBSI@liolios.com

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